EXHIBIT 24.1

POWER OF ATTORNEY

The undersigned Directors of Paychex, Inc., do hereby constitute and appoint Martin Mucci their true and lawful attorney and agent, to execute the Paychex, Inc., Annual Report on Form 10-K for the fiscal year ended May 31, 2021, for us and in our names as Directors, to comply with the Securities Exchange Act of 1934, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission in connection therewith.

HIDDEN_ROW

Dated:	July 8, 2021	/s/ B. Thomas Golisano
B. Thomas Golisano

Dated:	July 8, 2021	/s/ Thomas F. Bonadio
Thomas F. Bonadio

Dated:	July 8, 2021	/s/ Joseph G. Doody
Joseph G. Doody

Dated:	July 8, 2021	/s/ David J. S. Flaschen
David J. S. Flaschen

Dated:	July 8, 2021	/s/ Pamela A. Joseph
Pamela A. Joseph

Dated:	July 8, 2021	/s/ Joseph M. Tucci
Joseph M. Tucci

Dated:	July 8, 2021	/s/ Kevin A. Price
Kevin A. Price

Dated:	July 8, 2021	/s/ Joseph M. Velli
Joseph M. Velli

Dated:	July 8, 2021	/s/ Kara Wilson
Kara Wilson